                                                                    Exhibit 11.1

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

         Net loss per common share is computed by dividing net loss applicable to common stock by the weighted average number of common shares outstanding. Basic and diluted earnings per common share are the same, because options for shares of common stock are excluded as all common equivalent shares would be antidilutive due to the losses. The following tables reflect the calculation of basic and diluted earnings per share:

                                                              Year Ended December 31, 1999
                                                              ----------------------------
                                            Income (Loss)              Shares                    Per Share
                                            -------------              ------                    ---------
                                                                                                 Amount
                                                                                                 ------
Net Loss                                    $     (12,615,915)
Preferred stock dividends                          (2,772,222)
                                              ---------------

Basic EPS
Loss applicable to common
   stockholders                                   (15,388,137)             5,058,928             $      (3.04)
                                                                                                  ===========

Effect of dilutive securities
Options                                                      0                     0
                                             -----------------       ---------------

Diluted EPS
Loss applicable to common
   stockholders                             $     (15,388,137)             5,058,928             $      (3.04)
                                                                                                  ===========

                                                              Year Ended December 31, 1998
                                                              ----------------------------
                                            Income (Loss)              Shares                    Per Share
                                            -------------              ------                    ---------
                                                                                                 Amount
                                                                                                 ------
Net Loss                                    $      (8,060,479)
Preferred stock dividends                          (1,991,646)
                                            -----------------

Basic EPS
Loss applicable to common
   stockholders                                   (10,052,125)             4,264,559             $      (2.36)
                                                                                                  ===========

Effect of dilutive securities
Options                                                      0                     0
                                            ------------------       ---------------

Diluted EPS
Loss applicable to common
   stockholders                             $     (10,052,125)             4,264,559             $      (2.36)
                                                                                                  ===========


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